Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Consensus Cloud Solutions, Inc.

Los Angeles, California

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated April 15, 2022, relating to the consolidated financial statements and schedule of Consensus Cloud Solutions, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

Los Angeles, California

June 7, 2022